Item 77Q2 Exhibit

Fund:  Morgan Stanley Dean Witter Insured Municipal
Securities

     Section 16(a) Beneficial Ownership Reporting Compliance

The following persons are "reporting persons" under Section
16 of the Securities Exchange Act of 1934 and had not previously filed an "Initial Statement of Beneficial
Ownership of Securities" on Form 3:

               Mitchell M. Merin
               Ronald E. Robison
               Joseph J. McAlinden
               Wayne E. Hedien
               Barry Fink
               Thomas F. Caloia

None of the above reporting persons has ever held any shares of the Fund.